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                    U.S. Securities and Exchange Commission

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

         PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934


      Date of Report (Date of earliest event reported): December 23, 1997
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                             Metro Global Media, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                    0-21634                  65-0025871
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State or other jurisdiction        (Commission              (IRS Employer
    of incorporation              File Number)           Identification No.)


   One Metro Park Drive, Cranston, Rhode Island                 02910
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         (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code: (401) 942-7876
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        (Former name or former address, if changed since last report)
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Item 5.  Other Events


         The Company recently learned that on May 27, 1992, in United States v. Blair, Criminal Action No. 92-CR-246 (N.D.N.Y.), Thomas J. Blair (a/k/a T. James Blair) ("Blair") a former director and chief financial officer of the Company pled guilty to and was convicted of, in the United States District Court for the Northern District of New York, the following felonies:

         1. One count of transportation in interstate commerce of more than $ 5,000 in converted funds, in violation of Title 18, United States Code, Section 2314; and

         2. One count of conspiracy, in violation of Title 18, United States Code, Section 371.

         The Information charged that between approximately May 2, 1987 and November 13, 1989, Blair converted more than $ 400,000 in Marietta Corporation ("Marietta") corporate funds to his own use and, in furtherance of the scheme, caused more than $ 5,000 to be transported in interstate commerce. Blair was a former director and chief financial officer of Marietta. The information further charged that between approximately June, 1989 and August 24, 1989, Blair conspired with one or more persons to give false sworn testimony in connection with matters under investigation by the Commission. In furtherance of the conspiracy, the Information charged that in approximately June 1989, Blair altered various financial records of Marietta; on or about July 4, 1989, Blair transported altered financial records of Marietta to New York City; and that on or about August 24, 1989, Blair gave false testimony under oath in a deposition conducted by the Commission.

         As a result of Blair's felony conviction, on April 6, 1995, Blair was sentenced to one year and one day in prison.

   Based on the foregoing, the Commission found that Blair had been convicted of a felony within the meaning of Rule 102(e)(2) of the Commission's Rules of Practice and on August 29, 1995 issued and order that Thomas J. Blair was forthwith permanently suspended from appearing or practicing before the Commission.

         Blair's last day of employment with the Company was October 14, 1997. Blair had been hired by the Company through an executive placement firm; it had no prior knowledge of his conviction or suspension from practice before the Commission.

         As a result of the discovery concerning Mr. Blair, the Company's auditors have informed the Company that because they relied on Mr. Blair's management representations, and this could impact materially the fairness and reliability of the Company's financial statements, their audit reports dated July 31, 1997 and August 9, 1996 on the underlying financial statements of the Company for the years ended May 31, 1997 and May 31, 1996 are not to be relied upon. In order to remedy this situation, the Company is in the process of retaining an independent accounting firm to re-examine the previously filed financial statements to verify their accuracy. The Company will file a supplemental report with the results of that examination when that investigation is completed.



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Item 7.  Financial Statements and Exhibits

         (a)  Financial statements of businesses acquired

                  not applicable

         (b)  Pro forma financial information

                  not applicable

         (c)  Exhibits

                  not applicable





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